UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2010

SOY ENERGY, LLC

(Exact Name of Registrant as Specified in Charter)

Iowa	000-53112	20-4026473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. MAIN STREET P. O. BOX 663 MARCUS, IOWA		51035
(Address of principal executive offices)		(Zip Code)

(712) 376-2081

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On April 2, 2010, Soy Energy, LLC, an Iowa limited liability company (“we” or “us”) entered into an Asset Purchase Agreement with OSM-REO FF, LLC, a Minnesota limited liability company (“OSM”).  OSM was previously assigned certain assets related to the biodiesel production facility of Freedom Fuels, LLC, an Iowa limited liability company (“Freedom Fuels”).  Under the Asset Purchase Agreement, Soy will pay OSM $10,000,000 to acquire the biodiesel production facility and related assets (the “Transaction”).  The assets are being transferred to Soy “as-is.”  However, the purchase price may be reduced up to $250,000 for expenses incurred by Soy to make certain specified repairs.  The Asset Purchase Agreement provides that we will not assume liabilities of Freedom Fuels or OSM, with the exception of certain taxes, certain liabilities under contracts we assume, and obligations under existing confidentiality agreements.

We and OSM have made customary representations, warranties and covenants in the Asset Purchase Agreement.  Among other conditions, the closing of the Transaction is conditioned upon a $6,000,000 loan to us from OSM to use to buy the assets.  The terms of the financing are described below.  In addition, the Transaction is subject to approval by our unitholders before the closing on the Transaction.

We and OSM anticipate that the Transaction will close no later than 145 days after the date of the Asset Purchase Agreement or three business days after we obtain the approval of our unitholders.  Either party may elect to terminate the Asset Purchase Agreement after the 145-day deadline.  The Asset Purchase Agreement may also be terminated for several other reasons, including failure by Congress to extend the Blender’s Credit or our failure to obtain unitholder approval.

Loan Agreement

On April 2, 2010, we entered into a Loan Agreement with OSM.  Subject to the terms of the Loan Agreement, OSM agreed to lend us $6,000,000 to be used to acquire the biodiesel production facility.  The initial interest rate is 5%.  In 2016, the interest rate will adjust to the 5-year LIBOR/swap rate plus 3.5%, but will not be less than 5%.  During the first year of the loan, we will be required to only pay interest on outstanding amounts.  Beginning after the first year of the loan, we will make principal and interest payments amortized over a ten-year period, with maturity of the note in 2021.

The Loan Agreement requires us to adhere to various covenants which restrict our operating flexibility.  The Loan Agreement restricts our ability to make distributions to our members, to further pledge our assets for other financing that we might require, and to make payments on subordinated debt we acquire.  In addition, the Loan Agreement requires us to maintain certain financial ratios and to obtain OSM’s permission before taking certain actions affecting our business and material contracts.

At closing, we will execute a mortgage in favor of OSM creating a first lien on all of the assets we acquire under the Asset Purchase Agreement and the proceeds from those assets.  As a result, we must obtain OSM’s permission to sell these assets, which could limit our operating flexibility.

The Loan Agreement provides that certain actions will constitute defaults, which would allow OSM to terminate its commitment to loan the funds, or if already advanced, to demand immediate repayment of the entire loan amount and foreclose its security interest in our property.  Defaults include the following events:

•	our failure to make the required principal and interest payments;
•	if any representation or warranty made by us proves to be materially misleading or untrue;
•	our failure to comply with the terms of the Loan Agreement;
•	the destruction of the biodiesel plant;
•	cessation of making certain improvements to the biodiesel plant required by OSM;
•	our failure to comply with certain requirements of governmental bodies;
•	if we have unsatisfied judgments against us that exceed $150,000 for 30 days or more;
•	if we file for bankruptcy or cease to exist as a legal entity;

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•	if we are unable to pay our debts when due;
•	if we are in default under a material contract or lose a permit or material contract necessary for our business;
•	if we are in default under any agreement with OSM; or
•	if we are in default with respect to any other indebtedness.

Settlement and Termination Agreement

On April 2, 2010, we entered into a Settlement and Termination Agreement with OSM and New Equity, LLC, an Iowa limited liability company (“New Equity”).  The Settlement and Termination Agreement provides for the termination of the Unit Purchase Agreement dated July 29, 2009 between New Equity and us.  In addition, the parties each agreed to release one or both of the other parties from certain claims arising from the Unit Purchase Agreement, the acquisition of the biodiesel production facility, and the Freedom Fuels Bankruptcy.  In exchange for the termination of the Unit Purchase Agreement and the release, we agreed to pay New Equity an amount equal to certain expenses that New Equity has incurred, up to an aggregate amount of $375,000.  The termination of the Unit Purchase Agreement, releases and payment are conditioned on, and take effect upon, the closing of our acquisition of the biodiesel production facility.

Phase 1 Engineering Services

On April 6, 2010, we entered into a Phase 1 Engineering Services Agreement (“Phase 1 Agreement”) with Ball Industrial Services, LLC (“BIS”).  The Phase 1 Agreement is related to the required and necessary modifications of the biodiesel production facility to allow the biodiesel production facility to use 100% corn stillage oil as a feedstock for the conversion to biodiesel (the “Project”).  The work to be provided under the Phase 1 Agreement is the necessary preliminary engineering services for BIS to determine:

•	the guaranteed maximum price for the Project;
•	the initial Project schedule; and
•	the cash flow requirements for the Project (collectively the “Work”).

In consideration of the Work, Soy shall pay BIS $62,500 upon the execution of the Phase 1 Agreement and $62,500 upon the completion of the Work.  This total fee of $125,000 shall be included and credited against the guaranteed maximum price of the Project.  We may terminate the Phase 1 Agreement for any reason upon fifteen (15) days written notice to BIS.  If we terminate without cause, BIS shall be entitled to receive payment for work completed through the date of termination.  Either party may terminate the Phase 1 Agreement if the other party breaches the Phase 1 Agreement, and such breach has not been cured after fifteen (15) days written notice.

Additional Information about the Asset Purchase Agreement

We will be soliciting proxies from our members in connection with the Transaction contemplated by the Asset Purchase Agreement.  We and our directors and officers may be deemed to be to participants in this solicitation.  You can find the number of our units held by each of our directors and officers in our Annual Report on Form 10-K, which was filed with the SEC on January 29, 2010.  You can find this document, along with the rest of our reports filed under the Securities Exchange Act of 1934, on the SEC’s website at www.sec.gov.  We will file a proxy statement with the SEC, which will also be available on the SEC’s website, no later than the day we first send forms of proxies to our members in connection with this proxy solicitation.  WE encourage you to read the proxy statement AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE.  All of the documents on the SEC’s website are available to you at no charge.  In addition, we maintain an internet website at www.soyenergyllc.com, which contains a link to its SEC filings.  If you wish to receive a paper copy of the proxy statement when it becomes available, or any of our other reports filed under the Securities Exchange Act of 1934, please contact us at (712) 376-2081 and we will provide you with paper copies of such documents at no cost to you.

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Item 7.01 Regulation FD Disclosure and Item 8.01 Other Events

On April 7, 2010, we posted our April 2010 newsletter on our website and sent the newsletter to our unitholders.  The newsletter is attached as Exhibit 99.1 and is incorporated herein by reference.

This Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure.  The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)  None.

(b)  None.

(c)  None.

(d)  Exhibits.

Exhibit No.	Description
99.1	Newsletter for Soy Energy, LLC dated April 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOY ENERGY, LLC

April 8, 2010	/s/ Charles Sand
Date	Charles Sand, President

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